UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2006

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4440 El Camino Real, Los Altos CA 94022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 947-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 15, 2006, Rambus Inc. (“Rambus”) received a written Staff Determination notice from the Nasdaq Stock Market (“Nasdaq”), stating that Rambus is not in compliance with Nasdaq Marketplace Rule 4310(c)(14). This notice was received because Rambus has not filed its Quarterly Report on Form 10-Q for the period ended September 30, 2006 (the “Third Quarter 10-Q”). The Staff Determination notice indicated that Rambus’ failure to file its Third Quarter 10-Q could serve as a basis for delisting. Rambus issued a press release on November 21, 2006 disclosing its receipt of this Nasdaq Staff Determination notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

As previously announced, on August 16, 2006, Rambus received a Staff Determination notice from Nasdaq, stating that Rambus was not in compliance with Nasdaq Marketplace Rule 4310(c)(14) for its failure to file its Quarterly Report on Form 10-Q for the period ended June 30, 2006 (the “Second Quarter 10-Q”). Rambus requested extensions from the Listings Qualification Panel of Nasdaq on September 21, 2006 and November 17, 2006.

On November 20, 2006, Rambus received an extension from the Listing Qualification Panel for the filing of its Second Quarter 10-Q and Third Quarter 10-Q until February 9, 2007.

As previously announced, the Audit Committee of the Rambus’ Board of Directors is conducting an independent investigation to review Rambus’ historical stock option granting practices and related accounting. Rambus previously disclosed on October 19, 2006, that it would not be in a position to timely file its Third Quarter 10-Q. The Audit Committee is making every effort to complete its investigation, and the Company will make every effort to file its restated financial reports as soon as practicable after the completion of the investigation.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated November 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2006	Rambus Inc.

/s/ Satish Rishi
Satish Rishi, Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press release dated November 21, 2006.